UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2011

CASCADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-25286	91-1661954
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2828 Colby Avenue, Everett, WA 98201
(Address of principal executive offices, including Zip Code)
(425) 339-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                 Entry Into a Material Definitive Agreement.

On March 4, 2011, Cascade Financial Corporation, a Washington corporation (“Cascade”), and Opus Bank, a California bank (“Opus”), entered into an Agreement and Plan of Reorganization (“Agreement”) pursuant to which a wholly-owned subsidiary of Opus will be merged with and into Cascade, with Cascade continuing thereafter as a wholly-owned subsidiary of Opus, and Cascade Bank will be merged into Opus Bank (the “Merger”).

Under the terms of the Agreement, Cascade common shareholders will receive an amount in cash equal to $0.45 per share, which values the transaction at approximately $5.5 million. In addition, Opus has offered to purchase the $39.0 million of Cascade preferred stock and the associated warrant issued to the U.S. Department of the Treasury (“Treasury”) under the Capital Purchase Program for $16.25 million in cash. Treasury has indicated its willingness to agree to sell its Cascade preferred stock and warrant for such cash consideration subject to the entry into definitive documentation acceptable to Treasury in its sole discretion. Consummation of the Merger is subject to approval by regulatory authorities, approval by the shareholders of Cascade and certain other conditions set forth in the Agreement. The Merger is expected to close in the latter part of the second quarter of 2011.

The Merger Agreement contains customary representations, warranties and covenants of each of Cascade and Opus.

Each party’s obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of Cascade common stock, (b) receipt of regulatory approvals, (c) the accuracy of the representations and warranties of the other party, and (d) compliance of the other party with its covenants in all material respects.

The Agreement contains certain termination rights for Cascade and Opus, as the case may be, applicable upon: (i) a final, non-appealable order prohibiting the Merger or disapproval of the Merger by the regulators; (ii) if the Merger has not been completed by August 1, 2011 (or such later date as approved by the boards of directors of Cascade and Opus); (iii) a failure of the other party to comply with such party’s covenants or a breach of the representations and warranties by the other party that would have a material adverse effect if such noncompliance or breach is not cured within 30 days’ notice of such breach; (iv) by mutual agreement of Cascade and Opus; (v) if the Cascade board of directors determines in the exercise of its fiduciary duties to accept a superior proposal as defined in the Agreement, subject to the payment of a termination fee of $2.25 million; or (vi) if the Cascade shareholders fail to approve the transaction by the required vote.

The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other party to the Agreement. The Agreement will be filed only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

OTHER INFORMATION

This Form 8-K may be deemed solicitation material in respect of the proposed transaction between Cascade and Opus.

In connection with the proposed transaction, Cascade intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement to its shareholders. CASCADE SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING CASCADE, OPUS, THE

PROPOSED TRANSACTION AND RELATED MATTERS. You may obtain copies of all documents regarding this proposed transaction and other documents filed by Cascade with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Cascade Financial Corporation, 2828 Colby Avenue, Everett, Washington 98201, or by calling Cascade at 425-339-5500.

Cascade and its directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cascade in respect of the proposed transaction. Information regarding the officers and directors of Cascade is available in Cascade’s definitive proxy statement filed with the SEC on May 17, 2010. Additional information regarding the interests of such potential participants will also be included in the definitive proxy statement for the proposed transaction and the other relevant documents filed with the SEC.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction.

FORWARD LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements, including as a result of factors outside Opus’s or Cascade’s control, such as economic and other conditions in the markets in which Cascade and Opus operate; inability to complete the transaction announced today; managements’ ability to effectively execute their respective business plans, including any changes in management or employees; regulatory enforcement actions to which Cascade is currently and may in the future be subject; changes in capital classification; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in the financial performance and/or condition of borrowers; inflation, interest rate, cost of funds, securities market and monetary fluctuations; changes in laws and regulations; and competition. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 7.01                 Regulation FD Disclosure

On March 4, 2011, Cascade issued a press release, attached hereto as Exhibit 99.1, announcing its entry into the Agreement with Opus.

Item 9.01                 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                      Document Description

99.1                      Press release issued on March 4, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           March 4, 2011
CASCADE FINANCIAL CORPORATION
By: /s/ Debra L. Johnson
Debra L. Johnson Executive Vice President and CFO